UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Veterans Boulevard South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 407-1049

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On October 17, 2023, Nkarta, Inc. (the “Company”) announced that, based upon preliminary estimates and information available to the Company, it expects to report that it had cash, cash equivalents, restricted cash and investments of approximately $278.4 million as of September 30, 2023. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The preliminary financial information presented above is not a comprehensive statement of the Company’s financial position, and is subject to change following the completion of the Company’s financial closing procedures. Complete results will be included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 16, 2023, the Company committed to a reduction in force (the “Reduction”) that is expected to result in a reduction of 18 positions, representing approximately 10% of the Company’s workforce. The Company undertook the Reduction to decrease its costs and create a more streamlined organization to support its operations through multiple clinical data updates expected in 2024. The Reduction, together with other cost containment measures, is expected to extend the Company’s cash runway by one year into 2026.

In connection with the implementation of the Reduction, the Company currently estimates it will incur approximately $1 million to $1.5 million in costs, consisting primarily of cash severance costs and transition support services for impacted employees, which the Company expects to recognize in the fourth quarter of 2023. The Company expects to substantially complete the Reduction by the end of 2023.

The estimates of costs and expenses that the Company expects to incur in connection with the Reduction are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Reduction.

Item. 7.01 Regulation FD Disclosure.

On October 17, 2023, the Company issued a press release announcing clearance of an Investigational New Drug (“IND”) application by the U.S. Food and Drug Administration (“FDA”) to evaluate NKX019 for the treatment of lupus nephritis (“LN”) and other corporate updates, which is discussed in more detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on October 17, 2023 and as previously disclosed, the Company hosted a conference call to discuss its clinical programs and other corporate updates.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item. 8.01 Other Events.

On October 17, 2023, the Company announced the clearance of an IND application by the FDA to evaluate NKX019 for the treatment of LN. The multi-center, open label, dose escalation clinical trial will assess the safety and clinical activity of NKX019 in patients with refractory LN. Patients will receive a three-dose cycle of NKX019 at 1 billion or 1.5 billion cells per dose on Days 0, 7 and 14 following lymphodepletion (“LD”) with single agent cyclophosphamide, an agent with an established safety profile in systemic lupus erythematosus and LN. The study is designed to enroll up to 12 patients, with the first patient expected to be enrolled in the first half of 2024.

In addition to the foregoing study, the Company also announced the opening of a new cohort in its Phase 1 study of NKX019 in relapsed or refractory (“r/r”) non-Hodgkin lymphoma (“NHL”). The new cohort introduces a compressed dosing schedule, where patients will receive NKX019 doses on Days 0, 3 and 7 following standard LD with fludarabine and cyclophosphamide, rather than Days 0, 7 and 14 following LD for previous cohorts. This schedule is designed to intensify exposure to NKX019 in the first week after LD, when internal data suggest that NKX019 exposure is highest. The new cohort will target patients (n=6) with large B-cell lymphoma, including those who have received prior CD19-directed CAR-T cell therapy. The Company has decided to no longer enroll new patients into its three previously announced expansion cohorts for NKX019.

The Company also expects to announce clinical updates from its three pipeline programs in 2024: NKX101 (acute myeloid leukemia) in the first half of 2024, NKX019 (NHL) in mid-2024 and NKX019 (LN) in 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains statements regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, the Company’s estimated cash position as of September 30, 2023; the Company’s expected cash runway; anticipated costs associated with the Reduction, including specific categories of costs and future cash expenditures and the timing of when such costs are expected to be recognized; the Company’s position, plans, strategies, and timelines for the continued and future clinical development and commercial potential of NKX101 and NKX019; the therapeutic potential, accessibility, tolerability and safety profile of NK cell therapies, including NKX019 for the treatment of autoimmune disease, such as lupus nephritis; and plans and timelines for the future availability and presentation of NKX101 and NKX019 clinical data.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued on October 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: October 17, 2023	By:	/s/ Alicia Hager
Alicia J. Hager, J.D., Ph.D.
Chief Legal Officer